EXHIBIT 99.2

AMERICAN AVIATION TECHNOLOGES, LLC

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND FROM INCEPTION (AUGUST 6, 2018) THROUGH SEPTEMBER 30, 2018

INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Financial Statements
Condensed Balance Sheets as of September 30, 2019 (Unaudited) and June 30, 2019	F-1
Condensed Statements of Operations for the three months ended September 30, 2019 (Unaudited) and from inception (August 6, 2018) through September 30, 2018 (Unaudited)	F-2
Condensed Statements of Changes in Member's Deficit for the three months ended September 30, 2019 (Unaudited) and from inception (August 6, 2018) through September 30, 2018 (Unaudited)	F-3
Condensed Statements of Cash Flows for the three months ended September 30, 2019 (Unaudited) and from inception (August 6, 2018) through September 30, 2018 (Unaudited)	F-4
Notes to Unaudited Condensed Financial Statements	F-5

F-1

American Aviation Technologies, LLC
Condensed Balance Sheets

	As of September 30, 2019	As of June 30, 2019
	(Unaudited)
Assets
Current assets
Cash	$169,796	$3,029
Total current assets	169,796	3,029

Total assets	$169,796	$3,029

Liabilities & member's capital
Current liabilities
Accrued expenses	$1,809	$1,877
Convertible notes payable, related party	68,000	35,000
Convertible notes payable	153,000	-
Total current liabilities	222,809	36,877

Total liabilities	222,809	36,877

Commitments and contingencies (Note 5)

Member's deficit
Member's capital	50,907	50,907
Accumulated deficit	(103,920)	(84,755)
Total member's deficit	(53,013)	(33,848)
Total liabilities and member's deficit	$169,796	$3,029

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

American Aviation Technologies, LLC
Condensed Statements of Operations (Unaudited)

	For the three months ended September 30, 2019	From Inception (August 6, 2018) through September 30, 2018

Operating expenses:
Research and development expense	$6,339	$-
Professional fees	10,560	-
Other general and administrative expenses	834	-
Total operating expenses	17,733	-

Operating loss	(17,733)	-

Other expenses:
Interest expense	(1,431)	-
Total other expenses	(1,431)	-

Net loss	$(19,164)	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

American Aviation Technologies, LLC
Statement of Changes in Member's Deficit
For the three months ended September 30, 2019 (Unaudited)

	Member's Capital		Accumulated
	Units	Amount	Deficit	Total
Balance June 30, 2019	10,000,000	50,907	(84,756)	(33,849)

Net Loss	-	-	(19,164)	(19,164)

Balance September 30, 2019	10,000,000	$50,907	$(103,920)	$(53,013)

American Aviation Technologies, LLC
Statement of Changes in Member's Capital
From inception (August 6, 2018) to September 30, 2018 (Unaudited)

	Member's Capital		Accumulated
	Units	Amount	Deficit	Total
Inception, August 6, 2018	-	$50,907	$-	$50,907

Net Loss	-	-	-	-

Balance September 30, 2018		$50,907	$-	$50907

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

American Aviation Technologies, LLC
Condensed Statements of Cash Flows (Unaudited)
	For the three months ended September 30, 2019	From Inception (August 6, 2018) through September 30, 2018

Cash Flows from Operating Activities
Net Loss	$(19,164)	$-
Adjustments to reconcile net loss to net
cash used by operating activities:
Changes in operating assets & liabilities
Accrued expenses	(69)	-
Net cash used by operating activities	(19,233)	-

Cash Flows from Financing Activities
Proceeds from convertible notes payable	186,000	-
Net cash provided by financing activities	186,000	-

Increase in Cash	166,767	-

Cash at beginning of period	3,029	-

Cash at end of period	$169,796	$-

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

AMERICAN AVIATION TECHNOLOGIES, LLC

NOTES TO

UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019

AND FROM INCEPTION (AUGUST 6, 2018) THROUGH SEPTEMBER 30, 2018

(UNAUDITED)

1. Nature of operations

American Aviation Technologies, a Florida Limited Liability Company (“AAT” or the “Company”) was formed on August 6, 2018. AAT is an aircraft design and development company dedicated to advancing aeronautical safety and performance through new and innovative concepts. Among the most revolutionary is the “Halo,” a powered lift ducted fan system which allows a seamless transition from vertical to forward flight with unprecedented operational flexibility.

The Company's corporate office is located in Boca Raton, Florida.

2. Summary of significant accounting policies

Basis of Presentation

The unaudited condensed financial statements of the Company and the accompanying notes included in this Quarterly Report are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the unaudited condensed financial statements have been included. Such adjustments are of a normal, recurring nature. The unaudited condensed financial statements, and the accompanying notes, are prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year. These financial statements should be read in conjunction with the company’s latest annual financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services. Actual results could differ from these estimates.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

F-6

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Deferred Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial. As of September 30, 2019 there are no deferred tax assets.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company has no cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of the Company's ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the financial condition of the Company's customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against revenues. The Company writes-off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. The allowance for doubtful accounts is created by forming a credit balance which is deducted from the total receivables balance in the balance sheet. As of September 30, 2019 and June, 30, 2019 there are no accounts receivable.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Topic 606 "Revenue Recognition in Financial Statements" which considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	Collectability is reasonably assured.

F-7

For the three months ended September 30, 2019 and from inception (August 6, 2018) through September 30, 2018, the Company has no revenue.

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options." In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt. As of September 30, 2019 and June 30, 2019 the Company’s convertible instruments do not have any BCFs.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value.

Research and Development Expenses

Expenditures for research and development are expensed as incurred. The Company incurred research and development expenses of $6,339 and $0 for the three months ended September 30, 2019 and from inception (August 6, 2018) through September 30, 2018, respectively.

Advertising, Marketing and Public Relations

The Company expenses advertising and marketing costs as they are incurred. There were no advertising expenses for the three months ended September 30, 2019 and from inception (August 6, 2018) through September 30, 2018, respectively.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted from the capital raised. There were no offering costs for the three months ended September 30, 2019 and from inception (August 6, 2018) through September 30, 2018, respectively.

F-8

Income Taxes

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our consolidated federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, issued as a new Topic, ASC Topic 606. The new revenue recognition standard supersedes all existing revenue recognition guidance. Under this ASU, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2015-14, issued in August 2015, deferred the effective date of ASU 2014-09 to the first quarter of 2018, with early adoption permitted in the first quarter of 2017.

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This update addresses a diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period.

On June 20, 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after this date. The Company adopted ASU 2018-07 on August 6, 2018. The adoption of this standard did not have a material impact on the financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Exchange agreement

Executed April 18, 2019, we entered into an Exchange Agreement with Banjo & Matilda, Inc., an OTC Pink Company. The agreement was pursuant to which Banjo shall acquire 100% of our issued and outstanding membership units in exchange for the issuance of Banjo shares of its Series A Preferred Stock constituting 86.39% of the total voting power of Banjo capital stock to be outstanding upon closing, after giving effect to the consummation of concurrent debt settlement and other capital stock issuances but before the issuance of shares of capital stock for investor relations purposes. As a result of the Exchange Agreement, the Company will become a wholly owned subsidiary of Banjo.

F-9

The Exchange Agreement is subject to the satisfaction of certain conditions as set forth in the Exchange Agreement. At Closing, two additional directors will be added, resulting in a total of 4 directors serving post-closing. Consummation of the Exchange Agreement was effective on September 30, 2019. Pursuant to the Exchange Agreement, the members of AAT received 2,750,000 shares of the Banjo & Matilda, Inc.’s Series A Preferred Stock to the members of AAT in exchange for the 10,000,000 member units.

4. Convertible notes payable

Between March 4, 2019 and September 23, 2019, the Company issued a convertible notes payable to a related party with an aggregate face value of $68,000 with a coupon rate of 8%. The notes have a maturity date of six months. In the event the Company has been merged into or sold to the public company, Banjo & Matilda, Inc., at any time prior to the Maturity Date the holder has the option to convert the principal balance and any accrued interest at a conversion price of $0.0033 per share. For the three months ended September 30, 2019 the Company recorded $917 in interest expense.

Between September 27, 2019 and September 30, 2019 the Company issued a convertible notes payable with an aggregate face value of $153,000 with a coupon rate of 6%. The notes have a maturity date of six months. In the event the Company has been merged into or sold to the public company, Banjo & Matilda, Inc., at any time prior to the Maturity Date the holder has the option to convert the principal balance and any accrued interest at a conversion price of $0.0033 per share. For the three months ended September 30, 2019 the Company recorded $46 in interest expense.

5. Commitments and contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of September 30, 2019, the Company is not aware of any contingent liabilities that should be reflected in the condensed unaudited financial statements.

6. Member’s capital

The Company received an initial contribution of $200 in exchange for 2,000,000 units.

On September 20, 2018, the Company received $50,000 in exchange for 9,333,334 membership units.

During the period from inception (August 6, 2018) through September 30, 2019, the Company issued 7,066,666 units for compensation valued at $707.

7. Going concern matters

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At September 30 2019 and June 30, 2019, the Company had $169,796 and $3,029 in cash and $53,013 and $33,848 in negative working capital, respectively.  For the three months ended September 30, 2019 and from inception (August 6, 2018) through September 30, 2018, the Company had a net loss of $19,164 and $0, respectively. Continued losses may adversely affect the liquidity of the Company in the future. Therefore, the factors noted above raise substantial doubt about our ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems.

8. Subsequent events

Convertible notes payable, related party

Subsequent to September 30, 2019, the Company issued additional Convertible Notes aggregating $189,929. The notes have a coupon rate of 6% and a term of six months. The notes are convertible at a fixed price of $0.0033 per share. The agreements provided that in the event AAT is merged into Banjo (“Company”), at any time prior to the Maturity Date the holder has the option to convert the principal balance and any accrued interest at a conversion price of $.0033 per share.

Lease Agreement

The Company entered into an agreement to lease 2,911 square feet of office space located at Innovation Centre No. 1, 3998 FAU Boulevard, Boca Raton, Florida, which commenced on November 1, 2019 and expires on January 1, 2025. The Company will account for the lease under the guidance of ASC 842.

F-10